July 30, 2018

Princeton Private Investment Fund

8000 Norman Center Drive, Suite 630

Minneapolis, MN 55437

Re:	Princeton Private Investment Fund (the “Fund”)

File No. 811-23000

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Registration Statement on Form N-2 for the Fund. We hereby give you our consent to incorporate by reference the Legal Opinion into Amendment No. 9 (the “Amendment”) to the Fund’s Registration Statement on Form N-2 and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP